OMNI                                    Corporate Headquarters
OMNI BROADCASTING NETWORK               3960 Howard Hughes Parkway, Suite 500
                                        Las Vegas, Nevada 89109
                                        (702) 990-3801 . (702) 990-3501 Fax

                                        Broadcast Operations
                                        4322 Wilshire Boulevard, Suite 300
                                        Los Angeles, California  90010
                                        (323) 692-0544 . (323) 692-0545 Fax

                                        Web address:  www.omni-broadcasting.com



January 2, 2003



Mr. Dennis Johnson
617 N. Beverly Drive
Beverly Hills, CA 90212


Dear Mr. Johnson:

This is to confirm that you will provide Omni Broadcasting Network, and its subsidiaries, entertainment services, which shall include securing content for the network as well as development services. The term of this engagement shall be for the period of three (3) months. In consideration for the services provided, you shall receive a total of 400,000 shares of Omni Broadcasting Network common stock.

If, and when, Omni Broadcasting or it successors begin trading publicly, your stock shall have the following restrictions:

     * Fifty percent (50%), 200,000 shares, shall have a lock-up period of one year;

     * Twenty-five percent (25%), 100,000 shares, shall have a lock-up period of two years; and

     * Twenty-five percent (25%), 100,000 shares, shall have a lock-up period of three years.

If you are in agreement with the aforementioned terms and conditions, please acknowledge by signing below.



Sincerely,

/s/ Roger Neal Smith

Roger Neal Smith, CEO



Agreed and accepted

/s/ Dennis Johnson
-------------------
    Dennis Johnson




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